UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[   ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ X] Definitive Information Statement

FORCE PROTECTION VIDEO EQUIPMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

Commission File Number:  000-55519

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which investment applies: common stock.

(2) Aggregate number of securities to which investment applies: not applicable.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable.

(4) Proposed maximum aggregate value of transaction: Not Applicable.

(5) Total fee paid: Not Applicable.

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: Not Applicable.

2) Form, Schedule or Registration Statement No.: Not Applicable.

3) Filing Party: Not Applicable.

4) Date Filed: Not Applicable.

FORCE PROTECTION VIDEO EQUIPMENT CORP.

140 Iowa Lane

Suite 101

Cary, NC 27511

Telephone: (919) 780-7897

NOTICE OF ACTION TAKEN WITHOUT A SHAREHOLDER MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Force Protection Video Equipment Corp.:

The purpose of this Information Statement is to inform the stockholders of Force Protection Video Equipment Corp. (“us”, “we” or “our”) that our board of directors and majority stockholders have approved an amendment to Article IV of its Articles of Incorporation to increase its authorized common stock to 750,000,000 shares and to increase the authorized Series A preferred stock to 5,000,000 shares. (the “Amendment”).

On August 4,  2016 our Board and the holders of the majority of our outstanding Common Stock executed a written consent approving the Amendment which will become effective upon filing the Amendment to Article IV of our Articles of Incorporation with the Florida Secretary of State. Holders of our Common Stock do not have appraisal or dissenter’s rights under Florida Law in connection with the matters approved by the stockholders in this Information Statement.

This Information Statement serves as notice of the foregoing actions is accordance with Florida General Corporation Law. The close of business on August 4, 2016 is the record date (the “Record Date”) for the determination of the holders of Common Stock entitled to receive this Information Statement with respect to the Amendment. As of the Record Date, we had (i) 250,000,000 shares of Common Stock authorized and (ii) 92,635,499 shares of Common Stock issued and outstanding and entitled to one vote per share. In addition, we had 1,000,000 shares of Series A preferred stock issued and outstanding and each of the outstanding shares of preferred stock is entitled to 200 votes per share.

NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Very truly yours,

Force Protection Video Equipment Corp.

By:/s/ Paul Feldman

Title: President and Sole Director

Dated  August 19,  2016

FORCE PROTECTION VIDEO EQUIPMENT CORP.

140 Iowa Lane

Suite 101

Cary, NC 27511

Telephone: (919) 780-7897

           Email: info@forcevideo.com

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished on or about August 19, 2016 by the Board of Directors (the “Board”) of Force Protection Video Equipment Corp., a Florida corporation (“us”, “we” or “our”), to the holders of record of our issued and outstanding common stock, par value $0.0001 per share (“Common Stock”), as of the close of business on August 4, 2016 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are also providing notice to our stockholders pursuant to Florida General Corporation Law that certain of our stockholders took action as described herein by written consent on August 4, 2016. The purpose of this Information Statement is to inform holders of our Common Stock that the board of directors and majority shareholders have approved an amendment to our Articles of Incorporation which increase the authorized common stock to 750,000,000 shares (the “Amendment”) and authorized increasing the Series A preferred stock to 5,000,000 shares. Our Board of Directors and Shareholders consider the Amendment to be in our best interests and the best interests of our shareholders.

Prior to the Amendment, we have 250,000,000 shares of Common Stock authorized and 92,635,499 shares of common stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote per share. We also have 1,000,000 shares of Series A Preferred Stock authorized and 1,000,000 shares of said preferred stock outstanding. Each of the outstanding shares of Series A Preferred Stock is entitled to 200 votes per share

Your Vote is Not Requested or Required.

The Amendment has been adopted by the written consent of our stockholders holding 10,000,000 shares of our Common Stock and 1,000,000 shares of preferred stock, representing a majority of the voting interest in our outstanding Stock. Pursuant to Florida General Corporation Law, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the stockholders.

Our Shareholders Do Not Have Dissenters or Appraisal Rights As a Result of the Amendment

Holders of our Common Stock do not have appraisal or dissenter’s rights under Florida law in connection with the Amendment.

Interests of Certain Parties in the Matters to be Acted upon.

None of our executive officers or directors has any substantial interest resulting from the Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

Effective Date.

Under applicable federal securities laws, the Amendment cannot be effected until at least 20 calendar days following the date a Definitive Information Statement has been provided to our stockholders. A Definitive Information Statement cannot be furnished to our stockholders until ten days after the filing of a Preliminary Information Statement with the Securities and Exchange Commission, and as such the Amendment will become effective on or about September 9, 2016.

Costs of this Information Statement.

We will bear the entire cost of furnishing this Information Statement to any stockholder who requests a hard copy rather than Internet availability. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS APPROVED BY WRITTEN CONSENT OF A MAJORITY OF THE STOCKHOLDERS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE

SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Beneficial Owners and Management.

The following tables set forth the ownership, as of August 4, 2016, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and are not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for these shareholders is 140  Iowa Lane, Suite 101, Cary,   NC 27511

Title of Class

Name

Direct

Indirect

      Percent of

Ownership

Ownership

         Class

Common Paul	Feldman(1) 10,000,000	0	0	10.79%(2)

    Preferred

         Paul Feldman

1,000,000

0

        100.00%

(1)

Sole Director and Officer of the Company

(2)

Based on a percentage of the total of 92,635,499 common shares outstanding.

.

Transactions With Related Persons, Promoters And Certain Control Persons.

None.

The Amendment

The Amendment to Article IV of our Articles of Incorporation does two things. First, it increases our authorized common stock from 250,000,000 shares to 750,000,000 shares. Second, it increases our authorized Series

A preferred stock from 1,000,000 shares to 5,000,000 shares, with each share being entitled to 200 votes per share. We believe that the Amendment is in the best interest of the Company.

Regulatory Requirements.

To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the Conversion would be the filing of the Amendment to the Articles of Incorporation, with the Secretary of State of the State of Florida.

Effects on Individual Stockholders.

If we implement the Amendment we do not anticipate any effect on individual shareholders.

Rights of Shareholders

If we implement the Amendment, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the Amendment. Each share of our Common Stock issued following the Amendment would be fully paid and non-assessable.

Registration under the Securities Exchange Act of 1934

Our Common Stock is currently registered under the Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Amendment would not affect the registration of our Common Stock under the Exchange Act.

Interest of Certain Persons In Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests. Our majority shareholder is also our chief executive officer and director and has the ability to determine all matters submitted to the vote of our shareholders including the election of directors.

Anti-Takeover Effects of the Proposed Increase

The Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. Although the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device, it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders. For example, shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Each of these, together with other anti-takeover provisions in our charter documents and provided by Florida law, could potentially limit the opportunity for the Company's stockholders to dispose of their stock at a premium.

The Company's articles of incorporation and by-laws do not presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company's articles of incorporation or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management's positions within the Company.

Merger or Consolidation

The increase in the authorized shares is not related to any intent on behalf of the Company to engage in a merger or consolidation and the Company does not have any plans or proposals nor has it engaged in any discussions to engage in a merger or consolidation.

Additional Information.

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

Dated: August 19, 2016	By Order of the Board of Directors

/s/ PAUL FELDMAN
Paul Feldman, President President

EXHIBITS TO INFORMATION STATEMENT

Exhibit Description and Appendix

1.

Proposed Amendment to Article IV of our Articles of Incorporation.